Exhibit 1.1

8,000,000 SHARES OF COMMON STOCK,

8,000,000 SERIES A WARRANTS AND

8,000,000 SERIES B WARRANTS OF

STEMCELLS, INC.

UNDERWRITING AGREEMENT

December 16, 2011

Chardan Capital Markets, LLC

Roth Capital Partners, LLC

As the Representatives of the

Several underwriters, if any, named in Schedule I hereto

17 State Street

Suite 1600

New York, NY 10004

Ladies and Gentlemen:

The undersigned, StemCells, Inc., a company formed under the laws of the State of Delaware (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or affiliates of StemCells, Inc., the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representatives (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for whom Chardan Capital Markets, LLC and Roth Capital Partners, LLC are acting as representatives to the several Underwriters (the “Representatives” and if there are no Underwriters other than the Representatives, references to multiple Underwriters shall be disregarded and the term Representatives as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Closing Securities as soon as the Representatives deem it advisable to do so. The Securities are to be offered to the public at the public offering price set forth in the Prospectus.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Closing Securities in accordance with this Agreement.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Time” means 8:30 a.m., Eastern Time on December 16, 2011.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

“Closing Date” means 10:00 a.m. Eastern time on December 21, 2011, or at such other time as shall be agreed upon by the Representatives and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of discounts and commissions.

“Closing Securities” shall have the meaning ascribed to such term in Section 2.1(a)(ii)(B).

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditor” means Grant Thornton, LLP, with offices located at 150 Almaden Boulevard, Suite 600, San Jose, California 95113.

“Company Counsel” means Ropes & Gray LLP, with offices located at Prudential Tower, 800 Boylston Street, Boston, MA 02199.

“Contributing Party” shall have the meaning ascribed to such term in Section 6.4(b).

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(f).

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 150 East 42nd Street, New York, New York 10017.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” shall mean the lock-up agreements, in the form of Exhibit A attached hereto, delivered at the Closing by each of the Company’s officers and directors holding Common Stock or Common Stock Equivalents.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, but shall not mean or include any condition, event or change which (1) is or results from events or occurrences relating to the economy in general (including arising from terrorist attacks, acts of war or civil unrest) or the Company’s industry in general and not specifically relating to the Company or having a disproportionate impact on the Company, or (2) results from the announcement of this Agreement or the transactions contemplated hereby or by the other Transaction Documents.

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Per Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Permits” shall have the meaning ascribed to such term in Section 3.1(p).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preliminary Prospectus” means, if any, any preliminary prospectus relating to the Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement with respect to the Securities.

“Prospectus Supplement” means, if any, any supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission.

“Public Securities” shall mean the Closing Securities.

“Registration Statement” means, the registration statement of the Company on Form S-3 (File No. 333-170300) with respect to the Securities, as amended as of the date hereof, including the Prospectus and Prospectus Supplement, if any, the Preliminary Prospectus, if any, and all exhibits filed with or incorporated by reference into such registration statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Road Show Materials” shall have the meaning ascribed to such term in Section 6.1.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Closing Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Warrants” shall have the meaning ascribed to such term in Section 2.1 (a)(ii)(A).

“Series B Warrants” shall have the meaning ascribed to such term in Section 2.1 (a)(ii)(B).

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the Closing Date: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and the Warrants.

“Transfer Agent” means the current transfer agent of the Company and any successor transfer agent of the Company.

“Underwriter Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4.19(a).

“Warrants” means, collectively, the Series A Warrants and the Series B Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate 8,000,000 shares of Common Stock and Warrants, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the following combination of securities of the Company:

(i) the number of shares of Common Stock (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I hereof; and

(ii) Warrants to purchase:

(A) up to a number of shares of Common Stock set forth opposite the name of such Underwriter on Schedule I hereof, or one Warrant Share for each Closing Share purchased by such Underwriter (the “Series A Warrants”), which Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years and an exercise price equal to $1.40 per share of Common Stock, subject to adjustment as provided therein; and

(B) a number of Closing Shares and Series A Warrants set forth opposite the name of such Underwriter on Schedule I hereof (the “Series B Warrants” and collectively with the Closing Shares and Series A Warrants, the “Closing Securities”), which Warrants shall be exercisable immediately and have a term of exercise equal to ninety (90) trading days and an exercise price equal to $1.25 per share of Common Stock, subject to adjustment as provided therein.

(b) The aggregate purchase price for the Securities shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”) or, for each combination of one Closing Share, Series A Warrant to purchase one Warrant Share and Series B Warrant to purchase one share of Common Stock and a Series A Warrant to purchase one Warrant Share, $1.19 (the “Per Share Purchase Price”); and

(c) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Securities and the Company shall deliver the other items required pursuant to Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of EGS or such other location as the Company and Representatives shall mutually agree. The Public Securities are to be offered to the public at the offering price set forth on the cover page of the Prospectus (the “Offering”).

2.2 Deliveries. At the Closing Date, the Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(i) The Closing Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(ii) The Warrants in certificated form registered in the name or names and in such authorized denominations as the applicable Underwriter may request in writing at least two full Business Days prior to the Closing Date;

(iii) A legal opinion of Company Counsel addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and as to the Closing Date;

(iv) A cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representatives from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date;

(v) The duly executed and delivered Officer’s Certificate, substantially in the form required by Exhibit B attached hereto;

(vi) The duly executed and delivered Secretary’s Certificate, substantially in the form required by Exhibit C attached hereto; and

(ix) The duly executed and delivered Lock-Up Agreements.

2.3 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing Date are subject to the following conditions being met or waived by the Representatives:

(i) the accuracy in all material respects (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) on the Closing Date, as applicable, of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date, as applicable, shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2 of this Agreement;

(iv) the Registration Statement shall be effective on the date of this Agreement and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or to the Company’s knowledge shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

(v) the Common Stock is still approved for listing on the Trading Market;

(vi) on the Closing Date: (i) there shall have been no material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) at the Applicable Time, the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Registration Statement, the Preliminary Prospectus or the SEC Reports, the Company hereby makes the representations and warranties set forth below to the Underwriters as of the date hereof and as of the Closing Date:

(a) Subsidiaries. All of the direct and indirect significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X) of the Company are listed in the Company’s most recent Annual Report on Form 10-K as modified by any subsequent SEC Reports filed with the Commission (each a “Subsidiary”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), except where the failure of a Subsidiary to be in good standing could not reasonably be expected to result in a Material Adverse Effect. Each of the Company and the Subsidiaries has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in a Material Adverse Effect and, to the knowledge of the Company, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and its stockholders, and no further action is required by the Company or its stockholders in connection therewith other than in connection with the Required Approvals (as defined below). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the

Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities at the Closing and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement (written or oral), credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority having jurisdiction over the Company or its Subsidiaries, its stockholders or the Trading Market in connection with the execution, delivery and performance by the Company of the Transaction Documents, including the issuance and listing or quotation (as applicable) of the Securities on the Trading Market, other than (i) the filing of the Prospectus and (ii) any notice filings or SEC Reports as are required to be made in connection with the Closing Date under applicable federal and state securities laws or under applicable rules and regulations of the Trading Market (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this

Agreement and the Warrants. The holder of the Securities will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on November 16, 2010 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, proposes to file the Prospectus with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Capitalization. The capitalization of the Company is as set forth in the Registration Statement. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Underwriters) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and requirements of the Trading Market, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the Company’s securities were, at the time effected, either registered under the Securities Act and the applicable state securities or Blue Sky laws or, to the Company’s knowledge based in part on the representations and warranties of the purchasers, exempt from such registration requirements. No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Securities, other than the Required Approvals. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it under the Securities Act and the Exchange Act (including all required exhibits thereto), including pursuant to Section 13(a) or 15(d) thereof, (the foregoing materials, as the same may be amended, and including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) for the 12 months preceding the date hereof (or such shorter period as the Company was required by law to file such material) and any notices, reports or other filings pursuant to applicable requirements of the Trading Market on a timely basis or has received a valid extension of such time of filing, and has filed any such SEC Reports and notices, reports or other filings pursuant to applicable requirements of the Trading Market prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The agreements and documents described in the Registration Statement, the Prospectus, the Prospectus Supplement and the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Prospectus, the Prospectus Supplement or the SEC

Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Prospectus, the Prospectus Supplement or the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, except as has been reasonably cured by the Company, (ii) the Company has not incurred any liabilities (contingent or otherwise) that are material to the Company or its Subsidiaries other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting in any material respect except as otherwise required pursuant to GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company) and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and incentive plans or awards. The Company does not have pending before the Commission any request for confidential treatment of information. To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made, except as would not be reasonably likely to result in an Material Adverse Effect.

(j) Litigation. Except as disclosed in the SEC Reports, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, or any of their respective properties, officers, or directors (in any such officer’s or director’s capacity as such) before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) could, if there were an unfavorable decision, ruling or finding, have or reasonably be expected to result in a Material Adverse Effect, or (iii) involves a claim or violation of, or liability under, any federal or state securities laws or which involves a claim of breach of fiduciary duty. There has not been and, to the knowledge of the Company, there is not currently pending or contemplated, any investigation by the Commission involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act and, to the Company’s knowledge, no proceeding for such purpose is pending before or threatened by the Commission.

(k) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, could reasonably be expected to result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority or the Trading Market, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not have a Material Adverse Effect.

(l) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof or the Closing Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted (as applicable) to the effect that the Company is not in compliance with the listing or quotation (as applicable) and maintenance requirements of such Trading Market. The Company is, and immediately after the consummation of the transactions contemplated hereby will be, in compliance with all such listing or quotation (as applicable) and maintenance requirements.

(m) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) and the laws of its state of incorporation that is or could become applicable to the Underwriters as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Underwriters’ ownership of the Securities.

(n) Effective Registration Statement. The Registration Statement has been declared effective by the Commission and remains effective as of the date hereof and the Company knows of no reason why the Registration Statement will not continue to remain effective for the foreseeable future. The Company is eligible to use Form S-3 registration statements for the issuance of securities.

(o) Intellectual Property. The Company possesses such right, title and interest in and to, or possesses adequate rights to use, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Intellectual Property”) material to the conduct of the Company’s business except Intellectual Property the failure of which to possess would not have a Material Adverse Effect. Except as disclosed in the SEC Reports, the Company has not received any notice of infringement, misappropriation or conflict from any third party as to Intellectual Property owned by or exclusively licensed to the Company that has not been resolved or disposed of, which infringement, misappropriation or conflict would, if the subject of an unfavorable decision, ruling or finding, have a Material Adverse Effect. To the Company’s knowledge, it has not infringed, misappropriated, or otherwise conflicted with the Intellectual Property of any third parties, which infringement, misappropriation or conflict would, if the subject of an unfavorable decision, ruling or finding, have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Permits. The Company has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to own or lease its properties and to conduct its businesses (collectively, “Permits”), except for such Permits the failure of which to possess or obtain would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and has no reason to believe that any such Permit will not be renewed in the ordinary course.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(r) Disclosure. The Company confirms that, as of the date hereof and as of the Closing Date, neither the Company nor any officer, director or employee of the Company acting on its behalf (as such term is used in Regulation FD) has provided or will provide the Underwriters or their agents or counsel with any information that the Company believes may constitute material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Underwriters will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. None of the representations and warranties of the Company contained herein, nor any statement made by the Company in any disclosure, schedule, exhibit, certificate or other document furnished or to be furnished to the Underwriters in connection herewith, contains or will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(s) Sarbanes-Oxley. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.

(t) Certain Fees. Except as set forth in the Preliminary Prospectus or the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Underwriters shall have no obligation or liability with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) 10b-5. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities

Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations under the Securities Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations. Each of the Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to the SEC Reports incorporated by reference in the Prospectus or Prospectus Supplement), in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(v) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(w) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(x) FINRA Affiliation. No officer, director or any beneficial owner of 5% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

(y) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to EGS shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(z) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Prospectus and any Prospectus Supplement, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the Preliminary Prospectus, the Registration Statement, and copies of the documents incorporated by reference therein.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representatives) with the Commission pursuant to the requirements of Rule 424.

(c) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior consent of the Representatives. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request.

4.4 Effectiveness and Events Requiring Notice to the Underwriters. The Company will use commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus until the later of nine (9) months from the Effective Date and the date the Warrants are no longer outstanding, and will notify the Underwriters and holders of the Warrants immediately and confirm the notice in writing: (i) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (ii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus under the Securities Act in respect of the Securities; (iv) of the receipt of any comments or request for any additional information from the Commission; and (v) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or that requires the making of any changes in the Registration Statement, the Prospectus or any Prospectus Supplement in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make commercially reasonable efforts to obtain promptly the lifting of such order.

4.5 Reports to the Underwriters.

(a) Periodic Reports, etc. For a period of three years from the Execution Date, the Company will furnish to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Underwriters: (i) a copy of each periodic report the Company has filed with the Commission; (ii) a copy of each Form 8-K prepared and filed by the Company; and (iii) a copy of each registration statement filed by the Company under the Securities Act; provided that documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriters pursuant to this Section.

(b) General Expenses Related to the Offering. The Company hereby agrees to pay all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering (including the Option Securities) with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Closing Shares, Option Shares and Warrant Shares on the Trading Market and such other stock exchanges as the Company and the Representatives together determine; (c) the costs of all mailing and printing of the Registration Statements, Preliminary Prospectuses, Prospectuses and all amendments, supplements and exhibits thereto as the Representatives may reasonably deem necessary; (d) the costs of preparing, printing and delivering certificates representing the Securities; (e) fees and expenses of the Transfer Agent for the Securities; (f) stock transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to the Underwriters; (g) the fees and expenses of the Company’s accountants; and (h) the fees and expenses of the Company’s legal counsel and other agents and representatives. Additionally, the Underwriters may deduct from the net proceeds up to 20% of their expenses, not to exceed $35,000.

4.6 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus.

4.7 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date. Such earning statement filed with the Commission pursuant to its EDGAR system shall be deemed to have been made available to the security holders pursuant to this Section.

4.8 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representatives) has taken or will take,

directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.9 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10 Accountants. For a period of three (3) years from the Execution Date, the Company shall continue to retain a nationally recognized independent certified public accounting firm. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.11 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any Selected Dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

4.12 Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if the Warrant is exercised via cashless exercise at a time when such Warrant Shares would be eligible for resale under Rule 144 by a non-affiliate of the Company, the Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

4.13 Securities Laws Disclosure; Publicity. At the request of the Representatives, at 9:00 AM on the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representatives shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.14 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities.

4.15 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Warrant Shares pursuant to any exercise of the Warrants.

4.16 Listing of Common Stock. For a period of three (3) years from the Execution Date, the Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is then-currently listed, and concurrently with the Closing, the Company shall apply to list all of the Closing Shares and Warrant Shares on the Nasdaq Global Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Closing Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Closing Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.

4.17 Subsequent Equity Sales.

(a) From the date hereof through the 90th trading day from the date hereof (the “Restriction Period”), neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock less than the Per Share Purchase Price or (B) sell shares of Common Stock pursuant to the Company’s existing “at-the-market” offering through Cantor Fitzgerald, as more thoroughly described in the prospectus supplement dated October 28, 2011 and filed by the Company with the Commission pursuant to Rule 424(b)(5), or through a similar facility entered into subsequent to the date hereof (an “At-The-Market Offering”). In the event fifty percent (50%) or more of the aggregate amount of the Series B Warrants have been exercised by the final day of the Restriction Period, the foregoing provision shall continue in effect for an additional ninety (90) days following the final date of the Restriction Period; provided, however, that the Company may effect sales during this period pursuant to the At-The-Market Offering provided that such sales are not below $1.40 per share.

(b) From the date hereof until 180 days from the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.17 shall not apply in respect of an Exempt Issuance.

4.18 Capital Changes. Until one year from the Closing Date, and other than to maintain compliance with the listing requirements of the Trading Market, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Representatives.

4.19 Research Independence. In addition, the Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company acknowledges that the Representatives are each full service securities firm and as such from time to time, subject to applicable securities laws, each Representative may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

4.20 Certain Agreements of the Underwriters. The Underwriters hereby represent and agree that:

(a) They have not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, or (ii) any Permitted Free Writing Prospectus prepared pursuant to Section 4.2(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by an Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”);

(b) They have not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may use a term sheet substantially in the form of Annex A hereto without the consent of the Company; provided further that the Underwriters using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) They are not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offering (and will promptly notify the Company if any such proceeding against it is initiated during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act).

4.21 Financial Advisory Fee. Upon any exercise of Series B Warrants (the effective date of any such exercise, a “Series B Exercise Date”), the Company shall pay to the applicable Underwriter a financial advisory fee equal to 4.8% of the gross proceeds received by the Company from such exercise (the “Advisory Fee”). The Company shall provide the Underwriter with written notice of each exercise of Series B Warrants within three business days of the applicable Series B Exercise Date. Any such Advisory Fee shall be paid to the Underwriter not less than two (2) business days after notice of the Series B Exercise Date giving rise to such Advisory Fee and shall be paid by wire transfer of immediately available funds to an account previously specified by the Underwriter.

ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date any Underwriter shall fail to purchase and pay for the portion of the Closing Shares or Warrants which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representatives, or if a Representative is the defaulting Underwriter, the non-defaulting Representative and Underwriters, shall use commercially reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representatives shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Securities with respect to which such default shall occur does not exceed 10% of the Securities covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Securities which they are obligated to purchase hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Securities with respect to which such default shall occur exceeds 10% of the Securities covered hereby, the Company or the Representatives will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representatives, or if a Representative is a defaulting Underwriter, the non-defaulting Representative and Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any Person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

INDEMNIFICATION

5.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by each Underwriter that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter or any Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, if any, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); or (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically) (collectively, the “Road Show Materials”); or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in any Preliminary Prospectus, if any, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any Road Show Materials, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Prospectus.

5.2 Procedure. If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person, taken together as a group, shall be borne by the Company. In no event shall the Company be liable for fees and expenses of more than one firm of attorneys (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.3 Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to such Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any Road Show Materials, in reliance upon, and in conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such Road Show Materials. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or any Road Show Materials, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to such Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.

5.4 Contribution.

(a) Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the

Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b) Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or Proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the failure to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or Proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or Proceeding affected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VI.

MISCELLANEOUS

6.1 Termination.

(a) Termination Right. The Representatives shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, in each case of (i) through (vii) above, the effect of which, in either Representative’s judgment, would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(b) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Preliminary Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. For the avoidance of doubt, the Engagement Letter between the Company, the Underwriters and LifeTech Capital, dated December 1, 2011 (the “Engagement Letter”), shall terminate upon the execution of this Agreement and shall be of no further force or effect, including those provisions that purport to survive the termination of the Engagement Letter, which shall be superseded in their entirety by the provisions of this Agreement.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representatives. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

6.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.8 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

STEMCELLS, INC.

By:
Name:	Martin McGlynn
Title:	President & CEO

Address for Notice:

7707 Gateway Boulevard

Suite 140

Newark, CA 94560

Copy to:	Marko Zatylny
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Accepted on the date first above written:

CHARDAN CAPITAL MARKETS, LLC
As the Representatives of the several
Underwriters listed on Schedule I
By: [Representative]

By:
Name:
Title:

Address for Notice:

Chardan Capital Markets, LLC

17 State Street

Suite 1600

New York, NY 10004

Copy to:	Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
Attn: Robert F. Charron

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Accepted on the date first above written:

ROTH CAPITAL PARTNERS, LLC
As the Representatives of the several
Underwriters listed on Schedule I
By: [Representative]

By:
Name:
Title:

Address for Notice:

Roth Capital Partners, LLC

730 Fifth Avenue

25th Floor

New York, NY 10019

Copy to:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriters	Units	Series B Warrants	Closing Purchase Price
Chardan Capital Markets	4,000,000	4,000,000	$4,760,000
Roth Capital Partners, LLC	4,000,000	4,000,000	4,760,000
Total	8,000,000	8,000,000	$9,520,000